United States
Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2020

Rivulet Media, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-32201 (Commission File Number)	33-0824714 (IRS Employer Identification No.)

1206 East Warner Road, Suite 101-I, Gilbert, Arizona 85296
 (Address of Principal Executive Offices) (Zip Code)

(480) 225-4052
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Items 2.03 and 3.02 is incorporated by reference into this Item 1.01.

The descriptions of the convertible notes and subscription agreements below are only a summary of the material terms of the agreements, do not purport to be a complete description of the agreements, and are qualified in their entirety by reference to the forms of agreement, copies of which are filed as Exhibits 10.1, 10.2, and 10.3 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 9, 2020, Rivulet Media, Inc. (the “Company”) issued a Convertible Promissory Note to The Farrland Family Trust Dated March 10, 2020, in the principal amount of $25,000. The note is unsecured, matures on the date that is 90 days from the date of the note, and bears interest at the rate of 12%. No payments of interest or principal are due until the maturity date. The note is convertible at the election of the holder into shares of common stock of the Company (“Shares”) at a conversion price of $0.20 per Share. On August 31, 2020, the holder elected to convert all outstanding principal and accrued interest and as a result was issued 128,410 Shares.

On September 15, 2020, the Company entered into a Subscription Agreement with The Scott & Jacqueline Weisenburger Family Trust pursuant to which the Company sold a Series A Convertible Note in the principal amount of $100,000. The note is unsecured, matures two years from the date of the note, and bears interest at the rate of 5%. No payments of interest or principal are due until the maturity date. The note is convertible at the election of the holder into Shares at a conversion price of $0.80 per Share, and will automatically convert into Shares should the closing price of the Shares as reflected on the OTC Market reach $1.20 or higher.

Item 3.02	Unregistered Sales of Equity Securities

On July 7, 2020, the Company entered into a Subscription Agreement with Danial Stolz pursuant to which the Company sold 800,000 Shares for a purchase price of $40,000. On July 14, 2020, the Company entered into a Subscription Agreement with Daniel Crosser pursuant to which the Company sold 6,000,000 Shares for a purchase price of $300,000. On July 21, 2020, the Company entered into a Subscription Agreement with Robert S. Parks IRA pursuant to which the Company sold 2,000,000 Shares for a purchase price of $100,000. On August 13, 2020, the Company entered into a Subscription Agreement with Mr. Crosser pursuant to which the Company sold 2,000,000 Shares for a purchase price of $100,000. On September 8, 2020, the Company entered into a Subscription Agreement with Lawrence M. Silver pursuant to which the Company sold 1,200,000 Shares for a purchase price of $60,000. On September 30, 2020, the Company entered into a Subscription Agreement with Danial E. Stolz pursuant to which the Company sold 1,000,000 Shares for a purchase price of $50,000. On September 30, 2020, the Company entered into a Subscription Agreement with Michael D. Williams pursuant to which the Company sold 1,000,000 Shares for a purchase price of $50,000. On October 9, 2020, the Company entered into a Subscription Agreement with Mr. Crosser pursuant to which the Company sold 2,000,000 Shares for a purchase price of $100,000. On October 14, 2020, the Company entered into a Subscription Agreement with Mr. Crosser pursuant to which the Company sold 1,000,000 Shares for a purchase price of $50,000.

The information set forth in Item 2.03 above is incorporated by reference into this Item 3.02.

In each case, the securities were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Subscription Agreement for Convertible Promissory Note.
10.2	Form of Convertible Promissory Note.
10.3	Form of Subscription Agreement for Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2020

Rivulet Media, Inc., a Delaware corporation

By:	/s/ Mike Witherill
Mike Witherill, President

3